UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2017

CIMAREX ENERGY CO.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31446	45-0466694
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Lincoln Street, Suite 3700, Denver, Colorado	80203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 303-295-3995

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry Into a Material Definitive Agreement.

On April 3, 2017, Cimarex Energy Co. (the “Company”) entered into an Underwriting Agreement with J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and MUFG Securities Americas Inc. as representatives and on behalf of the several underwriters listed therein (collectively, the “Underwriters”), in connection with the offer and sale by the Company of an aggregate principal amount of $750 million of 3.90% Senior Notes due 2027 (the “Notes”).  The Company intends to use the net proceeds from the offering, together with cash on hand, to fund a tender offer (the “Tender Offer”) for up to $750 million aggregate principal amount of the Company’s 5.875% Senior Notes due 2022 (the “2022 Notes”) and the redemption of any 2022 Notes that remain outstanding after completion or termination of the Tender Offer. The offering of the Notes pursuant to the Underwriting Agreement is expected to close on April 10, 2017.

The sale of the Notes is being made pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-207063) (the “Registration Statement”) and the prospectus supplement, dated April 3, 2017, to the prospectus contained therein dated September 21, 2015.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, and customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.  The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated by reference herein.

Certain of the underwriters and their affiliates have in the past and may in the future provide investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates in the ordinary course of business. In the ordinary course of their various business activities, certain of the underwriters or their respective affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company.  In particular, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as dealer managers for the Tender Offer, for which they will receive indemnification against certain liabilities and reimbursement of expenses. Additionally, certain of the underwriters or their affiliates are holders of our 2022 Notes and, accordingly, may receive a portion of the proceeds of this offering in the Tender Offer or any redemption of the 2022 Notes. Also, an affiliate of the trustee under the indenture governing the Notes is an underwriter in the offering.

Item 7.01                                           Regulation FD Disclosure.

On April 3, 2017, the Company issued a press release announcing the pricing of the Notes.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K under this heading, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth in such a filing.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
1.1

Underwriting Agreement dated April 3, 2017, by and among Cimarex Energy Co. and J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and MUFG Securities Americas Inc., as representatives of the several underwriters.

99.1	Press release of Cimarex Energy Co. dated April 3, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIMAREX ENERGY CO.

Dated:	April 7, 2017	By:	/s/ Francis B. Barron
Francis B. Barron
Senior Vice President—General Counsel

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
1.1

Underwriting Agreement dated April 3, 2017, by and among Cimarex Energy Co. and J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Deutsche Bank Securities Inc. and MUFG Securities Americas Inc., as representatives of the several underwriters.

99.1	Press release of Cimarex Energy Co. dated April 3, 2017.